EXHIBIT 5.1

PILLSBURY WINTHROP LLP
50 Fremont Street
San Francisco, CA 94105

November 7, 2002

The Immune Response Corporation
5935 Darwin Court
Carlsbad, CA 92008
Re: Registration Statement on Form S-8

Ladies and Gentlemen:

        With reference to the Registration Statement on Form S-8 to be filed by The Immune Response Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to the aggregate of 250,000 shares of the Company's Common Stock issuable pursuant to the consulting services agreement, by and between the Company and Steve Antebi, effective as of September 27, 2002 (the "Agreement"), it is our opinion that such shares of the Common Stock of the Company, when issued in accordance with the terms of the Agreement, will be legally issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                      Very truly yours,

                      /s/ Pillsbury Winthrop LLP